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                                                                   EXHIBIT 10.14

                                 [ALCATEL LOGO]

                             MEMORANDUM OF AGREEMENT

This Agreement is dated and effective as of January 7, 2000, by and between Alcatel USA Sourcing, L.P. ("Buyer"), having a place of business at 1000 Coit Road, Plano, Texas 75075 and New Focus, Inc. ("Seller"), having its principle place of business at 2630 Walsh Avenue, Santa Clara, California 95051-0905.

Whereas, Seller commits to support and manufacture the optoelectronic component ("Product") as noted below for purchase by Customer.

Whereas, Buyer commits to purchase at least [*] of Buyer's total demand, equating to approximately [*] units, based on acceptable levels of service and quality from Seller, of the Product noted below from Seller for deliveries during calendar year 2000 based on Buyer's current usage projections.

       Product and Commercial Issues
       -----------------------------

       - [*]

       - Establishment of safety stock for lead time reduction program as mutually agreed upon by both Buyer and Seller.

This Memorandum of Agreement supersedes all previous understandings or representations made prior to or simultaneous with the execution of this document, by any party, with respect to the subject matter contained herein.

It is understood that issuance of a purchase order(s) is subject to receipt of final approval by internal management of Alcatel USA Sourcing, L.P. and mutually agreed to terms and conditions. It is further understood that should the-required management approval be withheld, Alcatel USA will not place a purchase order(s) and will not be subject to penalties, costs or other liability of any nature.

/s/ DAVE STARK                              /s/ BOB MACDONALD
-----------------------------------         ------------------------------------
Dave Stark                                  Bob MacDonald
Purchasing Team Leader                      Product Marketing Manager
Alcatel USA Sourcing, L.P.                  New Focus, Inc.

/s/ GREG BROCKMANN                          /s/ PAUL SMITH
-----------------------------------         ------------------------------------
Greg Brockmann                              Paul Smith
Manager - Advanced Purchasing               Vice President, GM of
Alcatel USA Sourcing, L.P.                     Telecommunications
                                            New Focus, Inc.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.